Exhibit 99.1

Press Release

CONTACT:           Tricia Haugeto

                                Array BioPharma Inc.

                                (303) 386-1193

                                thaugeto@arraybiopharma.com

ARRAY BIOPHARMA ADVANCES P38 / TIE2 INHIBITOR, ARRY-614,

INTO PHASE 1 CLINICAL TRIAL

Boulder, Colo., (March 25, 2008) — Array BioPharma Inc. (NASDAQ: ARRY) filed an Investigational New Drug (IND) application for ARRY-614 with the U.S. Food & Drug Administration and has initiated a Phase 1 clinical trial.  ARRY-614, a potent, orally active p38 / Tie2 inhibitor, has shown good efficacy and a low side effect profile in preclinical models of human cancer and arthritis. The compound will initially be evaluated in a single and multiple dose escalation study in normal, healthy volunteers for safety, tolerability, exposure and inhibition of mechanism-related biomarkers.

“We believe the dual inhibition of p38 and Tie2 may produce additive and/or synergistic effects with other therapies in treating multiple myeloma and other cancers as well as certain inflammatory diseases,” said John Yates, M.D., Chief Medical Officer. “We look forward to seeing ARRY-614’s clinical progress so we can test this hypothesis.”

Targeting p38 and Tie2 for Inflammation and Cancer

P38 is a kinase target that regulates the production of PGE2 as well as numerous pro-inflammatory cytokines, in particular, TNF, IL-6 and IL-1.  These cytokines can also act as cellular growth factors and are often up-regulated in certain cancers including prostate, ovarian and multiple myeloma. Additionally, p38 may play a role in certain resistance mechanisms or metastatic progression in cancer.  Tie2, a receptor tyrosine kinase, plays an important role in angiogenesis and blood vessel growth which may lead to uncontrolled cell growth that characterizes a number of cancer and chronic inflammatory diseases.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer,  inflammatory diseases and pain.  Our proprietary drug development pipeline includes clinical candidates that are designed to regulate therapeutically important target proteins and are aimed at large market opportunities.  In addition, leading pharmaceutical and biotechnology companies collaborate with Array to discover and develop drug candidates across a broad range of therapeutic areas. For more information on Array, please go to www.arraybiopharma.com.

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Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our future plans for advancing certain of our proprietary drug programs, the potential to earn future milestone payments, license fees or royalty revenue, the expected progress and success of our internal proprietary drug discovery activities and the development activities of our collaborators, and the plans of our collaborators to further develop drugs we have out-licensed or on which we are collaborating. These statements involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2007, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet objectives, including clinical trials, tied to milestones and royalties, and our ability to attract and retain experienced scientists and management.  We are providing this information as of March 25, 2008. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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